UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Claymont Steel Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2928495
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4001 Philadelphia Pike Claymont, Delaware	19703
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-136352 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The registrant is registering shares of Common Stock par value $0.001 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-136352) that was originally filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2006 (the “Registration Statement”). Reference is made to the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLAYMONT STEEL HOLDINGS, INC.

Date: December 13, 2006	By:	/s/ Jeff Bradley
Jeff Bradley Chief Executive Officer